Exhibit 10.23

EMERGE FUNDING INC.

FUTURE RECEIPTS SALE AGREEMENT

Date: 02/1/2021

This Future Receipts Sale Agreement ("Agreement") dated above, is made by and between EMERGE FUNDING INC., a New York Corporation (together with its successors and/or assigns, "Purchaser"), Merchant, and Principal(s) (as defined below).

MERCHANT INFORMATION:

Merchant Legal Name ("Merchant"):	Paradigm Convergence Technologies Corporation / PCT LTD / Bingham Canyon Corporation
DBA Name:	PCT Corp / Paradigm Convergence Technologies
Physical Address:	4235 Commerce St Little River SC 29566
Type of Entity:	Corporation

PRINCIPAL(S) INFORMATION:

Name of Principal (1):	Gary J Grieco
Address:	410 Adams Circle Little River SC 29566
Name of Principal (2):	
Address:	

KEY TERMS

Purchase Price: The dollar amount Purchaser is paying for the Amount Sold.	$140,000.00
Monthly Percentage: The maximum percentage of Future Receipts generated during a calendar month that Merchant authorizes Purchaser to collect for that calendar month.	13.75%
Weekly Amount: The amount of funds arising from Future Receipts that Merchant authorizes Purchaser to collect each Monday through Friday (excluding Federal Reserve holidays) (each a "Business Day").	$7,730.43
Amount Sold: The dollar value of the Future Receipts being sold.	$177,800.00
Processing Fee:	$1,995.00

The following Terms and Conditions, including the Arbitration provision set forth in Section 13 below, govern this Agreement.

Please initial here on behalf of Merchant: X DS GG

TERMS AND CONDITIONS

1. **Purchase and Sale of Future Receipts.** In consideration of the payment of the Purchase Price specified above, Purchaser purchases from Merchant, and Merchant sells to Purchaser, the Amount Sold of Merchant's future accounts and contract rights to all payments to be made in any form (including, but not limited to, cash, check, payment card and electronic fund transfer) arising from or relating to the sale of goods and/or services to Merchant's customers ("Future Receipts"). Merchant represents, warrants and covenants that Purchaser is purchasing the Future Receipts free and clear of all claims, liens or encumbrances of any kind whatsoever. Merchant agrees that this Agreement applies to Merchant's entire right, title and interest in the Future Receipts up to the Amount Sold. Merchant and Purchaser agree that this sale and purchase is final and Merchant has no right to repurchase or resell the Future Receipts or any portion thereof unless both parties agree to it in writing. Merchant, each Principal signing this Agreement and Purchaser (each individually referred to herein as "Party" and collectively referred to herein as "Parties") agree that the Purchase Price paid to Merchant is the price paid to purchase Merchant's Future Receipts and that the transaction contemplated by this Agreement is a purchase and sale of the Future Receipts. The Parties hereby agree that the transaction contemplated by this Agreement is not a loan, a forbearance of money lent or any similar credit transaction. Merchant understands, agrees and represents that this transaction is made for business or commercial purposes only.

2. **Timing, Method of Payment, Processing Trial.** Merchant and Purchaser agree that Purchaser shall pay the Purchase Price or any portion thereof to Merchant only at a time, and through a method, acceptable to Purchaser and at Purchaser's sole discretion. Merchant and Purchaser also agree that Purchaser, in its sole discretion, may refuse to pay the Purchase Price or any portion thereof to Merchant and cancel this Agreement at any time prior to the Purchase Price being paid. Prior to paying the Purchase Price, Purchaser may conduct a site inspection and shall conduct a processing trial (the "Processing Trial") to determine whether the Daily Amount will be correctly processed and/or reported by Merchant's bank to Purchaser. In the event Purchaser determines to conduct a Processing Trial, Merchant acknowledges and agrees that Purchaser will make its final decision, in its sole and absolute discretion, whether to purchase the Future Receipts after completion of the Processing Trial. If Purchaser conducts a Processing Trial and determines not to purchase the Future Receipts, any funds arising from Future Receipts collected by Purchaser during the Processing Trial shall be returned to Merchant, and this Agreement shall be terminated as of such date. Purchaser's decision to not conduct a Processing Trial shall not waive any of Purchaser's rights under this Agreement, even if Purchaser would have discovered breach(es) by Merchant during such Processing Trial.

3. **Waiver.** There shall be effected no waiver by failure on the part of Purchaser to exercise, or delay in exercising, any right under this Agreement, nor shall any single or partial exercise by Purchaser of any right under this Agreement preclude any other future exercise of any right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4. **Authorization to File Notice of Sale and Security Interest.** Merchant hereby authorizes Purchaser to file a financing statement pursuant to the Uniform Commercial Code (UCC) to evidence the sale of the Future Receipts. The UCC financing statement may state that the sale of the Future Receipts is intended to be a sale and not an assignment for security. Merchant and each Principal agrees to execute any documents or take any action in connection with this Agreement that Purchaser deems necessary to perfect or maintain Purchaser's interest in the Future Receipts purchased pursuant to this Agreement.

5. **Fees and Damages.**

(a) **Processing Fee.** Merchant agrees to pay Purchaser the Processing Fee provided for in this Agreement to reimburse Purchaser for (i) expenses Purchaser incurs in originating and processing the transaction, including expenses for, among other things, processing Merchant's application, providing toll-free access to customer service representatives, filing and terminating UCC financing statement(s) against Merchant and (ii) fees that Purchaser pays any other person for referring Merchant to Purchaser and assisting with the origination of the transaction. Purchaser may, at its sole option, (i) deduct the amount of the Processing Fee from the Purchase Price that is to be paid to Merchant, (ii) initiate an ACH debit entry in the amount of the Processing Fee to the "Approved Account" identified in the Authorization Agreement for Direct Deposits (ACH Credits) and Direct Payments (ACH Debits), which is incorporated herein by reference, within thirty (30) Business Days of Purchaser paying Merchant the Purchase Price or
(iii) increase the Amount Sold by the amount of the Processing Fee. Because this transaction is not a loan, Purchaser does not charge any finance charges, late fees or other similar type fees.

(b) **Bank Wire Fee.** Merchant may request to receive payment of the Purchaser Price by wire transfer. Purchaser shall have sole discretion in determining whether it will pay the Purchase Price by wire transfer. In the event Purchaser pays the Purchase Price by wire transfer, Merchant agrees to pay Purchaser a fee of $95, which covers the administrative, technological, and banking costs. Purchaser may, at its sole option (i) deduct the amount of the Bank Wire Fee from the Purchaser Price that is to be paid to Merchant, (ii) initiate an ACH debit entry in the amount of the Bank Wire Fee to the "Approved Account" identified in the Authorization Agreement for Direct Deposits (ACH Credits) and Direct Payments (ACH Debits), which is incorporated herein by reference, within thirty (30) Business Days of Purchaser paying Merchant the Purchase Price, or (iii) increase the Amount Sold by the amount of the Bank Wire Fee. Because this transaction is not a loan, Purchaser does not charge any finance charges, late fees or other similar type fees.

(c) **Returned Item Fee.** To the extent not prohibited by applicable law, Merchant agrees to pay Purchaser promptly upon demand a returned item fee of $35 if because of insufficient funds, (i) a check, draft or similar instrument issued by Merchant or an individual that signs this Agreement is not honored or cannot be processed; or (ii) an electronic debit is returned unpaid or cannot be processed. Merchant and any individual that signs this Agreement authorize Purchaser to resubmit returned payments in its discretion. At Purchaser's option, Purchaser will assess this fee the first time a payment is not honored or paid, even if it is later honored or paid following resubmission. Any check, draft or similar instrument may be collected electronically if returned for insufficient or uncollected funds. Merchant will be in breach of the Agreement if Purchaser imposes at least four Returned Item Fees in accordance with the Agreement. Upon proof that the Approved Account has insufficient funds because the Merchant has generated insufficient receipts to satisfy the Daily Amount, the Merchant will not be charged a Returned Item Fee and there will be no breach of the Agreement.

(d) **Rejected ACH Fee.** To the extent not prohibited by applicable law, Merchant agrees to pay Purchaser promptly upon demand a rejected ACH fee of $100 if any ACH debit initiated by Purchaser to the Approved Account is dishonored pursuant to Merchant's instructions. The parties agree that this fee takes into account the damage to Purchaser's ability to initiate ACHs caused by the breach and the resulting decrease in Purchaser's rating due to initiating rejected ACHs.

(e) **Blocked Account Damages.** Merchant agrees to pay Purchaser promptly on demand $2,500 or 25% of the Amount Sold, whichever is greater, if Merchant puts a block on the Approved Account that would prevent Buyer from debiting the Approved Account as permitted by the Agreement, which action will constitute Merchant's breach of this Agreement. The parties agree that these damages are a good faith estimate of the damages caused by the breach of contract including the increased resources required to be expended by Purchaser to respond to the breach, the increased cost of funds to Purchaser caused by the failure to receive expected funds, the risk to Purchaser's ability to request ACH payments through the NACHA system caused by initiating rejected ACHs and other damages and expenses caused by the breach.

Please initial here on behalf of Merchant: X DS GG

TERMS AND CONDITIONS

(f) **Bank Change Damages.** Merchant agrees to pay Purchaser promptly on demand $50 for each day that an Approved Account closure or a change in Approved Account information would prevent Purchaser from debiting the Approved Account as permitted by the Agreement.

(g) **Stacking Damages.** Merchant agrees to pay Purchaser promptly on demand $2,500 or 25% of the Amount Sold, whichever is greater, if Merchants sells any Future Receipts to, or obtains a loan secured by any Future Receipts from, any person or entity without Purchaser's prior written consent before (i) Purchaser collects the entire Amount Sold or (ii) three years have passed since the date of this Agreement, whichever occurs first. The parties agree that these damages are a good faith estimate of the damages caused by the breach of contract including the increased resources required to be expended by Purchaser to respond to the breach, the increased cost of funds to Purchaser caused by the failure to receive expected funds and other damages and expenses caused by the breach.

6. **Right to Cancel.** Merchant may cancel this transaction at any time prior to midnight of the fifth Business Day after Purchaser forwards the Purchase Price to Merchant. In order to cancel the transaction, Merchant must return the full Purchase Price to Purchaser within five days of receipt of the Purchase Price.

7. **Merchant's Representations, Warranties and Covenants.** Merchant represents, warrants and covenants that as of the date and during the term of this Agreement: (i) the Future Receipts are not subject to any claims, charges, liens, restrictions, encumbrances or security interests of any nature whatsoever except to the extent provided for by this Agreement; (ii) Merchant has not and will not sell the Future Receipts to another person or entity; (iii) without the prior written consent of Purchaser, Merchant will not (a) conduct business under any name other than as disclosed herein, (b) change its business location or (c) temporarily close its business for renovations or other purposes; (iv) Merchant will not change or add card processors without the prior written consent of Purchaser; (v) Merchant will not take any action to reduce, discourage, or prevent the deposit of all payments received from its customers and Future Receipts into the Approved Account and will provide Purchaser with full access to the Approved Account, including all necessary online log-in information; (vi) Merchant will not remove or reduce Purchaser's access to, close, change the name, password or other access information relating to the Approved Account or deposit funds arising from Future Receipts into another bank account without Purchaser's prior written consent; (vii) Merchant will maintain in the Approved Account each Business Day sufficient funds arising from Future Receipts that will enable Purchaser to withdraw the Daily Amount and any other amounts that Merchant owes Purchaser pursuant to this Agreement for that Business Day; (viii) Merchant will not undertake any transaction involving the sale of Merchant, either by an issuance, sale or transfer of ownership interests in Merchant that results in a change in ownership or voting control of Merchant, or by a sale or transfer of substantially all of the assets of Merchant; (ix) Merchant will not voluntarily permit another person or company, including without limitation a franchisor company (if Merchant is a franchisee), to assume or take over the operation and/or control of Merchant's business or business locations; (x) all information provided by Merchant to Purchaser in this Agreement, application, interview with Purchaser or otherwise and all of Merchant's financial statements and other financial documents provided to Purchaser are true, correct, complete and accurately reflect Merchant's financial condition and results of operations at the time such materials were provided to Purchaser and Merchant will promptly, but in no event later than ten (10) calendar days, advise Purchaser of any material change in Merchant's financial condition or operations; (xi) Merchant will possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and shall show proof of such insurance upon demand; (xii) Merchant is in compliance with all laws applicable to Merchant's business and has all permits, licenses, approvals, consents and authorizations necessary to conduct its business and will promptly pay all necessary taxes, including but not limited to employment and sales and use taxes; (xiii) Merchant and the person(s) signing this Agreement on behalf of Merchant have full power and authority to enter into and perform the obligations under this Agreement; (xiv) Merchant will not commit fraud; (xv) Merchant will provide Purchaser copies of all documents related to Merchant's card processing activity or financial and banking affairs within five (5) days of a request by Purchaser; and (xvi) Merchant will permit Purchaser to conduct a site inspection of Merchant's business, including an inspection of Merchant's credit card terminals, at any reasonable time during the term of this Agreement without Notice to Merchant. Merchant also represents, warrants and covenants that as of the date of this Agreement, Merchant is not contemplating the filing of a bankruptcy proceeding, closing Merchant's business, winding down Merchant's business operations, or selling Merchant's business.

8. **Collection of Daily Amount and Monthly Reconciliation.** Merchant agrees to enroll in Purchaser's Automatic Collection Program and authorizes Purchaser to collect from the Approved Account the Daily Amount of Future Receipts and any other amounts that Merchant owes Purchaser pursuant to this Agreement each Business Day until (ii) Purchaser collects the entire Amount Sold and all other amounts that Merchant owes Purchaser pursuant to this Agreement or (ii) three years have elapsed since the date of this Agreement, whichever occurs first. While enrolled in the Automatic Collection Program, Merchant agrees to complete all necessary forms to establish and maintain the Approved Account and agrees to deposit or cause to be deposited all funds arising from Future Receipts into the Approved Account and to maintain in the Approved Account each Business Day sufficient funds arising from Future Receipts that will enable Purchaser to withdraw the Daily Amount and any other amounts that Merchants owes Purchaser pursuant to this Agreement for that Business Day. Merchant agrees not to deposit any funds into the Approved Account other than funds arising from Future Receipts. If funds arising from the Purchase Price are deposited into the Approved Account, Merchant agrees to move those funds promptly into another bank account. If Merchant's enrollment in the Automatic Collection Program is terminated or suspended, Purchaser agrees to waive any default with regard to termination of the Automatic Collection Program if Merchant, within 5 business days of the termination, agrees to and either a) provides Purchaser full access to the Approved Account or to a new Approved Account, thereby reinstating Merchant's enrollment in the Automatic Collection Program, or b) delivers to Purchaser each Business Day (i) funds arising from Future Receipts equal to the Daily Amount and (ii) any other amounts that Merchant owes Purchaser pursuant to this Agreement until (1) Purchaser collects the entire Amount Sold and all other amounts that Merchant owes Purchaser pursuant to this Agreement or (2) three years have elapsed since the date of this Agreement, whichever occurs first. Merchant agrees to deliver funds to Purchaser by check to 297 Woodbury rd, Huntington, NY 11743 or, if offered, by any pay-by-phone or on-line service that Purchaser may make available from time to time. All deliveries to Purchaser must be made in good funds in U.S. dollars. Merchant agrees that due to the various sources of future receipts to which Purchaser does not have access, including but not limited to credit card receivables, it is impossible for Purchaser to know the accurate amount of Merchant's future receipts in any given calendar month without first obtaining said information from Merchant. Merchant therefore agrees that it is Merchant's sole responsibility to notify Purchaser if the total Daily Amounts collected by or delivered to Purchaser for any given calendar month exceeds the Monthly Percentage of Future Receipts generated for that calendar month ("Overage") by sending the complete bank statement for the Approved Account for that calendar month and any other information that Purchaser may require to Purchaser's designated email address (funding@emegecapitalfunding.com) (the "Designated Email") by the 15th day of the following month ("Reconciliation Notice"). If Merchant provides a timely Reconciliation Notice to Purchaser at the Designated Email, Purchaser will review, and if Purchaser determines there is an Overage, will reconcile Merchant's Approved Account by initiating an ACH credit to the Approved Account in an amount equal to the Overage ("Monthly Reconciliation"). If the Merchant obtains a Monthly Reconciliation in two successive months, the Merchant may apply, via the Designated Email, for a downward adjustment of

Please initial here on behalf of Merchant: X DS GG

TERMS AND CONDITIONS

the Daily Amount so that the Daily Amount withdrawn is consistent with the Monthly Percentage. If Merchant does not provide a timely Reconciliation Notice to the Designated Email, Merchant hereby waives its rights to any Monthly Reconciliation for that calendar month. Merchant is responsible for any and all fees incurred from overdraft or rejected transactions that may result from Purchaser debiting the Approved Account under the terms of this Agreement. In the event Purchaser withdraws an incorrect amount from any Merchant bank account, Merchant authorizes Purchaser to debit or credit, as appropriate, that bank account for the appropriate amount.

9. Telephone Monitoring, Recording and Contacts. Purchaser may choose to monitor and/or record telephone calls with Merchant, Merchant's representatives and each Principal. These calls are monitored and/or recorded for training, compliance, collections, quality control and other legal purposes. By signing this Agreement, Merchant and each Principal agrees that any call between Purchaser and Merchant, Merchant's representatives and each Principal may be monitored and/or recorded. Merchant and each Principal further agree that: (i) each has an established business relationship with Purchaser and may be contacted from time to time regarding transactions with Purchaser by any method of communication, including, but not limited to, telephone, fax, text message or email; (ii) such contacts are not considered unsolicited or inconvenient; and (iii) any such contact may be made using any wireless, mobile cellular or other number Merchant, Merchant's representative or any Principal gives Purchaser, using any e-mail address Merchant, Merchant's representative or any Principal gives Purchaser, or using an automated dialing and announcing or similar device, unless prohibited by law. This authorization is binding upon Merchant and each Principal upon signing this Agreement and shall not be deemed withdrawn or revoked should Purchaser determine not to purchase the Future Receipts from Merchant.

10. Miscellaneous. This Agreement shall be binding upon Merchant and inure to the benefit of Purchaser, its successors and assigns. This Agreement constitutes the entire Agreement between the Parties, and no representations, agreements, or understandings of any kind, either written or oral, shall be binding upon the Parties unless expressly contained herein. This Agreement is a complete and exhaustive statement of the terms of the Parties' agreement, which may not be explained or supplemented by evidence of consistent or inconsistent additional terms or contradicted by evidence of any prior or contemporaneous agreement. The Parties may change any of the terms of this Agreement or amend this Agreement but any such changes or amendments shall not be effective unless they are in writing and signed by all Parties. If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected in any manner. All Parties hereby acknowledge having the full power and authority to enter into and perform the obligations under this Agreement. The Parties agree to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purpose of fully effectuating the terms and provisions of this Agreement. The signatures to this Agreement may be evidenced by facsimile copies or other electronic means reflecting the Party's signature hereto, and any such copy or signature shall be sufficient as if it were an original signature. Sections 9, 10, 11, 12, 13, 14, 18, 19, 21 and 23 through 28 shall survive any termination, satisfaction or cancellation of this Agreement.

11. Litigation and Consent to Jurisdiction and Venue. All Parties have the right to seek adjudication in a state or federal court of competent jurisdiction in Suffolk County, New York for Claims (as defined in Section 12) that are not otherwise compelled to arbitration proceedings pursuant to Section 13 of this Agreement. The Parties hereby agree that the exclusive venue for all Claims filed in court shall be in Suffolk County, New York. No court action may be brought in any other state or jurisdiction except as necessary to enforce a valid security interest or enforce a judgment entered in New York. Merchant and each Principal (i) waive any claim against or objection to the in personam jurisdiction and venue in the state or federal courts in Suffolk County, New York and (ii) waive personal service of process and agree that a summons and complaint and other process commencing an action or proceeding in any such court by Purchaser shall be properly served and confer personal jurisdiction if sent by registered or certified mail, return receipt requested, to Merchant or Principal at the address(es) set forth on the first page of this Agreement, or as otherwise permitted by the laws of New York or the United States. **NO CLAIM FILED IN COURT WILL BE HEARD BY A JURY AND ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ACTIONS ARE NOT PERMITTED. NO COURT MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ACTION. NO COURT MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH MERCHANT AND PURCHASER CONSENT TO SUCH JOINDER IN WRITING.**

12. Disputes. Any claim, dispute or controversy between any of the Parties or between any of the Parties and an Affiliated Entity as defined below arising from or relating in any way to the relationship between the Parties, including any relationship with an Affiliated Entity, whether such claims are based in tort, contract, or arise under statute or in equity (referred to herein as "Claim" or "Claims"), shall be resolved only as provided in this Agreement. Affiliated Entity means and includes: (i) any entity or person that at anytime has owned or controlled Purchaser or any entity that at anytime has been owned or controlled by Purchaser; (ii) any predecessor or successor entities of Purchaser; (iii) any entity or person who at any time owns or holds an equity or security interest in the Future Receipts and the interest was granted by Purchaser; and (iv) all officers, directors, owners and employees of Purchaser, its parent company or any Affiliated Entity. Claim includes but is not limited to: any disputes regarding or relating to this Agreement or the application provided in connection with this transaction; any solicitation or advertising materials; any activities relating to the maintenance or servicing of the transaction; any disputes arising from any collection activity related to a breach or alleged breach of this Agreement; any disputes concerning the processing or collection of Future Receipts; any disputes regarding information obtained by Purchaser from, or reported by Purchaser to, Merchant, credit bureaus or others; and any disputes resulting from or relating to, in any way, any previous relationship, agreement or contract between the Parties or Merchant and an Affiliated Entity including but not limited to an agreement under which Merchant sold Future Receipts to Purchaser or an Affiliated Entity. The Parties hereby agree that this provision amends and supersedes any provision in a previous agreement entered into between the Parties or between Merchant and an Affiliated Entity regardless of whether the previous agreement has been satisfied, terminated or is in default. Accordingly, any Claims between the Parties or made against or by an Affiliated Entity shall no longer be governed by the dispute resolution provisions contained in a previous agreement but shall be governed by Sections 11 through 14 and 21 of this Agreement; provided, however, that any changes this provision makes to previous agreements between the Parties or made against or by an Affiliated Entity shall not apply in any litigation, arbitration or other proceeding commenced before the date of this Agreement.

13. ARBITRATION OF DISPUTES AND CLAIMS.

(a) In order to gain the benefits of a speedy, impartial, and cost-effective dispute resolution procedure, and for good and valid consideration as covenanted herein, and intending to be legally bound, Purchaser, Merchant, and Principal(s) hereby agree that, except as otherwise provided herein, at the election of any Party by Notice sent by registered or certified mail (in each case, return receipt requested and postage prepaid) to the other Parties, all disputes and Claims for which a court otherwise would be authorized by law to grant relief, in any manner, that any Party may have, now or in the future, of any and every kind or nature whatsoever with or against any other Party or any Affiliated Entity shall be submitted to the American Arbitration Association ("AAA") to be resolved and determined through final and binding arbitration according to the Commercial Arbitration Rules of the AAA. A Party may demand arbitration within a reasonable time after the dispute or Claim in question has arisen even if a

Please initial here on behalf of Merchant: X DS GG

TERMS AND CONDITIONS

lawsuit has been filed, but in no event shall the Party demand arbitration after 30 days from the date a Party is served with a lawsuit, counterclaim, or any amended pleading that adds claims, defenses, or class allegations filed by another Party relating to the dispute or Claim. The 30 days shall be measured from the date a Party is served with the lawsuit, counterclaim, or amended pleading to the date of the mailing of Notice electing arbitration sent by registered or certified mail. This Section 13 is a material inducement for Purchaser to enter into this Agreement.

(b) Each Party shall have the right to representation by counsel with respect to arbitration of any dispute arising out of or related to this Agreement. Except as prohibited by law, at the request of any Party, the arbitration proceedings shall be conducted in confidence, and, in such a case, all documents, testimony, and records shall be received, heard, and maintained by the arbitrator in confidence, available for inspection only by the Parties, their respective attorneys, and experts, who shall agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information until it shall become generally known. The Parties shall be allowed adequate discovery as part of the arbitration process, including reasonable access to essential documents and witnesses as determined by agreement or the arbitrator.

(c) Unless the Parties agree otherwise, the jurisdiction for any arbitration hearings shall be in the county in which the lawsuit was filed or if no lawsuit was filed, then in Suffolk County, New York. Each Party shall have the option to attend or participate in any arbitration hearings in person or via teleconference or telephone. The arbitrator shall conduct a full hearing as to all issues and disputes not resolved by dispositive motion. At such hearing, the Parties shall be entitled to present evidence and examine and cross-examine witnesses. The arbitrator shall issue a written decision revealing the essential findings and conclusions upon which any award is based. In addition, except as otherwise specified herein, the arbitrator shall have the authority to award equitable relief, damages, costs, and fees to the extent permitted by law, including, but not limited to, any remedy or relief that a governing court might order.

(d) The Parties agree that any arbitration award rendered as the result of any arbitration under this Agreement shall be final and binding, and judgment on the award may be entered and enforced in any court having jurisdiction thereof.

(e) The Parties agree that this Agreement, any arbitration under this Agreement, and any arbitration award rendered in such arbitration shall be governed by the Federal Arbitration Act. The Parties further agree that in the event a claim is first made in arbitration, the arbitrator shall determine all issues and disputes related to arbitrability in accordance with the Commercial Arbitration Rules of the AAA, including but not limited to the meaning, construction, validity, scope and/or enforceability of this Section 13. If a claim is first filed as a lawsuit, the presiding court shall determine all issues and disputes related to arbitrability pursuant to the plain language of this Agreement. All statutes of limitations which would be applicable to a judicial proceeding shall be applicable to an arbitration proceeding under this Agreement.

(f) The Parties agree that the Party electing arbitration shall pay all AAA filing fees and reasonable administrative fees. If the Party electing arbitration is not the party that filed the lawsuit, the filing fee must be advanced by the Party electing arbitration to the other Party in advance of the filing of the demand for arbitration. With respect to all other costs and fees of the arbitration, the Parties agree that each Party shall bear its own costs and fees, including witness fees and attorneys' fees, and that each Party shall bear an equal share of the arbitrator's fees. If the arbitrator finds that either the substance of the Claims of any Party or the relief sought by any Party is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), then the arbitrator shall award the other Party all of its costs and fees of the arbitration, including witness and attorneys' fees. The arbitrator shall award the prevailing Party all of their costs and fees of the arbitration, including witness and attorneys' fees.

(g) Nothing in this Section 13 shall limit the right of a Party (i) to exercise self-help remedies available under this Agreement, including, without limitation, setoff, or (ii) to obtain from a court provisional or ancillary remedies such as, but not limited to, injunctive relief, specific performance, attachment, or the appointment of a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration proceeding. The pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any Party to submit such dispute or Claim to arbitration.

(h) **EACH PARTY MAY BRING CLAIMS AGAINST THE OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, and not as a plaintiff or class member in any purported class or representative proceeding. Further, the parties agree that the arbitrator may not consolidate proceedings for more than one person's Claims, and may not otherwise preside over any form of a representative or class proceeding. If this Section 13(h) is determined to be illegal or unenforceable, Purchaser, in its sole discretion, shall elect whether any class action against it shall be brought in a judicial proceeding pursuant to Section 11 of this Agreement or in arbitration pursuant to this Section 13 of this Agreement.**

14. Covenant Not To Sue.

(a) Merchant and Principal(s) agree that they will never institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action at law or in equity against Purchaser or any Affiliated Entity for a claim that this Agreement is a contract of adhesion, a claim of usury, a claim that Purchaser is required to have any lending license, a claim that the difference between the Purchase Price and Amount Sold is interest, or any other claim contending that the Purchase Price paid by Purchaser in exchange for the Amount Sold of Future Receipts is, or should be construed as, a loan from Purchaser to Merchant. Nothing in this section is intended to prevent Merchant or Principal from complying with any lawfully issued subpoena or court ordered discovery.

(b) This Section 14 is a covenant not to sue, and not a release. In the event that Merchant or any Principal breaches or in any way violates the terms of this Section 14, Merchant and Principal(s) jointly and severally agree to indemnify Purchaser for all damages arising from that breach, including without limitation the payment of all costs and expenses of every kind for the enforcement of Purchaser's rights and remedies under this section, including any and all attorneys' fees and costs in any trial court or appellate court proceeding, any administrative proceeding, any arbitration or mediation, or any negotiations or consultations in connection with breach of this section.

(c) This covenant shall inure to the benefit of Purchaser and each Affiliated Entity, and shall bind Merchant, Principal(s) and their respective successors and/or assigns, any of their respective affiliated or subsidiary companies, partners, owners, joint venturers, investors, heirs, executors, administrators, or anyone claiming on their behalf, and/or any of Merchant's managers, directors, officers, employers or agents.

15. Collection of Receipts. As provided herein, Purchaser shall collect the Daily Amount of Future Receipts by initiating ACH debits to the Approved Account. In the event that Merchant (i) changes or permits the change of the Approved Account, including details allowing Purchaser to have online access to the Approved Account or (ii) deposits any funds arising from Future Receipts into any account that is not the Approved Account, Purchaser shall have the right, without waiving any of its rights and remedies and without Notice to Merchant or any Principal, to notify the new or additional bank of the sale of Future Receipts hereunder and to direct such new or additional bank to make payment to Purchaser of all or any portion of the amounts received by such bank.

16. Power of Attorney. Merchant hereby grants to Purchaser an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoints Purchaser or any of Purchaser's representatives as Merchant's attorney in fact, with full authority to take any and all action or execute any instrument or document necessary to collect all Future Receipts purchased by Purchaser and other amounts due to Purchaser pursuant to this Agreement upon Merchant's breach of this Agreement, including, but not limited

DS

Please initial here on behalf of Merchant: X GG

TERMS AND CONDITIONS

to, (i) receiving full access to any Merchant bank account, including setting up and processing ACH debit payments in connection with Section 20 of this Agreement and (ii) notify each of Merchant's card processors of Merchant's sale of Future Receipts to Purchaser pursuant to this Agreement and Merchant's breach of the Agreement and direct each processor to make payment directly to Purchaser of all or any portion of the amounts received or held by each processor for or on behalf of Merchant and to provide any information regarding Merchant requested by Purchaser until such time as the Amount Sold of Future Receipts has been collected by Purchaser and all other amounts owed by Merchant to Purchaser pursuant to this Agreement have been paid in full. Each Merchant card processor may rely on this section as written authorization of Merchant to provide any information requested by Purchaser and to make payments to Purchaser. Each of Merchant's card processors is hereby irrevocably authorized and directed by Merchant to follow any instruction of Purchaser regarding payment or transfer of funds as instructed by Purchaser, without inquiry as to Purchaser's right or authority to give such instructions. Merchant agrees not to interfere with Purchaser's instructions to any card processor or any card processor's compliance with this Agreement or request any modification to Purchaser's instructions without Purchaser's prior written consent.

17. Financial Condition and History. Merchant and each Principal authorize Purchaser and its agents to investigate their financial condition and history and authorize each of Merchant's card processors to provide Purchaser with Merchant payment card and check processing activity statements and any other information on Merchant upon Purchaser's request. Merchant will provide to Purchaser within five (5) days of a request by Purchaser any documents relating to Merchant's financial condition and history including, but not limited to, Merchant's bank statements, financial statements, tax returns and payment card and check processing activity statements. A photocopy of this authorization will be deemed acceptable for release of financial information. Merchant shall give Purchaser advance written notice of not less than seven (7) business days prior to any bankruptcy filing involving Merchant. Merchant shall give Purchaser advance written notice of not less than seven (7) business days prior to the closing of any sale of all or substantially all of Merchant's assets or ownership interests, and such notice shall not constitute a waiver of Purchaser's rights pursuant to such sale, which Merchant agrees constitutes a breach of this Agreement. Merchant shall promptly, but in no event later than ten (10) calendar days, give Purchaser written notice of any other material adverse changes in Merchant's financial condition.

18. Indemnification of Card Processors. Merchant and each Principal agree to jointly and severally indemnify and hold harmless each of Merchant's card processors and their officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) incurred by Merchant's card processor resulting from (i) claims asserted by Purchaser for monies owed to Purchaser as a result of Purchaser's purchase of Future Receipts pursuant to this Agreement and (ii) actions taken by Merchant's card processor in reliance upon information or instructions provided by Purchaser. Merchant agrees to promptly, but in no event longer than three (3) business days from Merchant's receipt of such request from Purchaser and/or credit card processor, execute any authorizations or other documents that a credit card process may require in order to release payment directly to Purchaser.

19. Reliance on Terms. Sections 16, 17 and 18 of this Agreement are agreed to for the benefit of Merchant, Purchaser and each of Merchant's card processors, and notwithstanding the fact that each of Merchant's card processors is not a party of this Agreement, each of Merchant's card processors may rely upon their terms and raise them as a defense in any action.

20. Remedies. In the event Merchant breaches any of the provisions of this Agreement, including but not limited to the representations, warranties and covenants made in Section 7, Purchaser shall be entitled to all remedies available under law. In any action for damages, Purchaser shall be entitled to damages equal to the Amount Sold less the amount of funds arising from Future Receipts received by Purchaser ("Uncollected Amount Sold"). Merchant and each Principal signing this Agreement hereby agree that Purchaser may electronically debit from any of Merchant's or each Principal's bank accounts via ACH or otherwise all or any portion of the Uncollected Amount Sold or may instruct Merchant's card processor to forward to Purchaser all or any portion of the Uncollected Amount Sold and any other amounts that Merchant owes Processor pursuant to this Agreement if Merchant breaches this Agreement. Purchaser is purchasing the Future Receipts at a discount. Because the transaction evidenced by this Agreement is not a loan, if Merchant's business slows down and Merchant's Future Receipts decrease or if Merchant closes its business or ceases to process payment devices and Merchant has not violated any of the representations, warranties and covenants in this Agreement, there shall be no default or breach of this Agreement. Purchaser is purchasing the Future Receipts and Purchaser assumes the risk that Merchant's business may fail or be adversely affected by conditions outside the control of Merchant provided Merchant has not breached a representation, warranty or covenant set forth in this Agreement.

21. Indemnification of Purchaser for Breach, Attorney's Fees and Costs. In the event of Merchant's or any Principal's breach of this Agreement, except as otherwise provided in Section 13, Merchant and Principal(s), jointly and severally, shall assume liability for and do hereby agree to indemnify, protect, save and keep harmless Purchaser and its agents and servants, from and against any and all liabilities, Claims, losses, obligations, damages, penalties, actions, and suits of whatsoever kind and nature imposed on, incurred by or asserted against Purchaser or its agents and servants, in any way relating to or growing out of such breach (collectively, "Indemnified Amounts"), including, without limitation, and to the extent not prohibited by applicable law the payment of all costs and expenses of every kind for the enforcement of Purchaser's rights and remedies hereunder and/or the collection of amounts due to Purchaser hereunder, including attorneys' fees and costs in any trial court or appellate court proceeding, any administrative proceeding, any arbitration or mediation, or any negotiations or consultations in connection with any breach. Such Indemnified Amounts shall bear interest at the highest rate of interest allowed by applicable law until paid. To the extent not prohibited by applicable law, in the event Merchant defaults, Purchaser shall be entitled to recover from Merchant and Principal(s) all costs of collection, including third party collection costs. To the extent not prohibited by applicable law, if any Party files a Claim against another Party as permitted in Sections 11 through 13 herein, the prevailing Party on the Claim shall be entitled to collect all court or arbitration costs and reasonable attorneys' fees incurred in pursuing the Claim. If no monetary damages are awarded, no attorney's fees or costs shall be awarded. To the extent not prohibited by applicable law, if a Party files a Claim against another Party and the Claim is dismissed or the defending Party prevails in the matter, the Party filing the Claim shall pay the defending Party's reasonable attorneys' fees and costs incurred in defending the matter, whether in court or arbitration.

22. Reporting. By signing this Agreement, Merchant and each Principal authorizes Purchaser to obtain a credit report or background report on Merchant and each individual or Principal that signs this Agreement at any time during the term of this Agreement and 90 days after the term of this Agreement. The report(s) Purchaser obtains may include, but is not limited to, the business' or individuals' credit history or similar characteristics, employment and education verifications, social security verification, criminal and civil history, Department of Motor Vehicle records, any other public records, and any other information Purchaser deems relevant. If additional authorizations are required, Merchant and each Principal agrees to execute such additional authorization(s) required to enable Purchaser to obtain such reports.

23. Notices. Each Party giving or making any notice, request, demand or other communication (each, a "Notice") pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which

DS

Please initial here on behalf of Merchant: X GG

TERMS AND CONDITIONS

for purposes of this Agreement is a writing: personal delivery, registered or certified mail (in each case, return receipt requested and postage prepaid), or nationally recognized overnight courier (with all fees prepaid). Any Party giving a Notice shall address the Notice to the receiving Party at the address set forth on the face of this Agreement or to another address as designated by a Party in a Notice pursuant to this section. Any Party changing its address or any other contact information after the execution and delivery of this Agreement shall provide Notice to all other Parties. For a change of address only, a Party may provide Notice by email or facsimile, but such Notice is not effective unless receipt is acknowledged by the recipient. All Notices to a Principal shall be addressed to the Principal in care of Merchant unless such Principal has provided Notice to Purchaser after the date of this Agreement directing that Notices to such Principal are to be delivered to a different address. Except as otherwise provided herein, a Notice is effective only if the Party giving the Notice has complied with this Section 23, and the addressee has received the Notice. If the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then such Notice shall be deemed to have been received upon the rejection, refusal or inability to deliver.

24. WAIVER OF JURY TRIAL. EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW OR DEEMED TO BE AGAINST PUBLIC POLICY, MERCHANT, PRINCIPAL(S) AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, WITHOUT DURESS AND AFTER DISCUSSING OR HAVING THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH ITS ATTORNEY, WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE, OR CLAIM, INCLUDING ALL CLAIMS SOUNDING IN CONTRACT OR TORT, ARISING FROM OR RELATING TO (A) THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, (B) ALL PAST, PRESENT, AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (C) ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, AND ALL PAST, PRESENT, AND FUTURE TRANSACTIONS INVOLVING THE PARTIES, AND (D) ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIPS OF THE PARTIES. THIS WAIVER OF TRIAL BY JURY PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASER TO ENTER INTO THIS AGREEMENT.

25. WAIVER OF PUNITIVE DAMAGES. MERCHANT, PRINCIPAL(S) AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO OBTAIN PUNITIVE, CONSEQUENTIAL, OR EXEMPLARY DAMAGES FROM THE OTHER BASED ON ANY RIGHTS, CLAIM OR ACTION ANY OF THEM MAY HAVE AGAINST THE OTHERS, INCLUDING, BUT NOT LIMITED TO, ANY RIGHT, STATUTORY RIGHT, CONTROVERSY, DISPUTE, OR CLAIM, INCLUDING ALL CLAIMS SOUNDING IN CONTRACT OR TORT, ARISING FROM OR RELATING TO (A) THIS AGREEMENT OR ANY TRANSACTION DOCUMENT; (B) ANY AGREEMENTS INVOLVING MERCHANT OR ANY PRINCIPAL, AND PURCHASER, (C) ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER DOCUMENTS, INSTRUMENT OR AGREEMENTS INVOLVING MERCHANT OR ANY PRINCIPAL, AND PURCHASER, OR (D) ANY ASPECT OF ANY RELATIONSHIPS OF MERCHANT OR ANY PRINCIPAL, AND PURCHASER.

26. WAIVER OF CLASS ACTION.

(a) MERCHANT AND PRINCIPAL(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO BRING A CLASS ACTION, WHETHER AS A CLASS REPRESENTATIVE OR A CLASS MEMBER, AGAINST PURCHASER OR ANY AFFILIATED ENTITY BASED ON ANY CONTROVERSY, DISPUTE, OR CLAIM, INCLUDING ALL CLAIMS SOUNDING IN CONTRACT OR TORT, ARISING FROM OR RELATING TO (A) THIS AGREEMENT OR ANY TRANSACTION DOCUMENT; (B) ANY AGREEMENTS INVOLVING MERCHANT OR ANY PRINCIPAL, AND PURCHASER, (C) ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER DOCUMENTS, INSTRUMENT OR AGREEMENTS INVOLVING MERCHANT OR ANY PRINCIPAL, AND PURCHASER, OR (D) ANY ASPECT OF ANY RELATIONSHIPS OF MERCHANT OR ANY PRINCIPAL, AND PURCHASER. THIS WAIVER OF CLASS ACTION PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASER TO ENTER INTO THIS AGREEMENT.

(b) Purchaser, Merchant, and Principal(s) agree that all issues and disputes related to this Section 26, including but not limited to the meaning, construction, validity, scope and/or enforceability of this Section 26, shall be decided by an arbitrator pursuant to Section 13 of this Agreement. In the event that this Section 26 is determined to be illegal or unenforceable, Purchaser, in its sole discretion, shall elect whether any class action against it shall be brought in a judicial proceeding pursuant to Section 11 of this Agreement or in arbitration pursuant to Section 13 of this Agreement.

27. Confidentiality. Merchant and each Principal understands and agrees that the terms and conditions of this Agreement and any documents that Merchant and each Principal executes in connection with this Agreement (collectively, "Confidential Information") are proprietary and confidential information of Purchaser. Accordingly unless disclosure is required by law or court order, Merchant and each Principal shall not disclose Confidential Information of Purchaser to any person other than an attorney, accountant, financial advisor or employee of Merchant or Principal(s) who needs to know such information for the purpose of advising Merchant or Principal(s) ("Advisor"), provided such Advisor uses such information solely for the purpose of advising Merchant or Principal(s) and first agrees in writing to be bound by the terms of this Section 27. Merchant and each Principal shall provide Purchaser with adequate advance notice of any legal or court order compelling disclosure of such Confidential Information, in order to provide Purchaser with the opportunity to properly object to such disclosure.

28. Assignment. Merchant and Principal(s) shall not have the right to assign their rights under this Agreement or any interest in this Agreement without the prior written consent of Purchaser which consent may be withheld in Purchaser's sole discretion. Purchaser reserves the right to assign this Agreement or any interest under this Agreement without prior notice to Merchant or Principal(s).

29. Debt Settlement and Similar Services. Merchant and each Principal waive any right during the term of this Agreement to third party representation with respect to this Agreement, and agrees not to enter into any agreement with, engage with, or otherwise use the services of a third party, including attorneys or law firms, that offers the following services: debt restructuring services, debt settlement services, debt management services, debt balance reduction services, creditor reduction services, creditor negotiation services, financial mitigation services, turnaround consulting services and/or any similar services. Merchant agrees to notify Purchaser within 24 hours of Merchant's receipt of any solicitation from any third party (i) offering the services described in this Section 29 or (ii) attempting to induce Merchant to breach the terms of this Agreement. Merchant shall include with the notice to Purchaser the name and contact information of the third party and a copy of any written solicitation materials provided by the third party to Merchant.

30. FULL PAYMENT DUE UPON SALE. If Merchant undertakes or enters into any transaction involving the sale of Merchant, either by issuance, sale, or transfer of ownership interests in Merchant that results in a change in ownership or voting control of Merchant, or by a sale or transfer of substantially all of the assets of Merchant, then the outstanding balance of the Amount Sold is due and payable immediately in full.

31. Definitions and Interpretation. "Merchant" shall be interpreted to include Merchant and each Principal unless such interpretation would be redundant or inapplicable. Purchaser shall exclusively decide how "Merchant" shall be interpreted in any ambiguous references. All Section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of the Agreement.

Please initial here on behalf of Merchant: X DS GG

TERMS AND CONDITIONS

32. **Construction**. No provision of this Agreement shall be construed or enforced against any Party hereto because such Party drafted or caused to be drafted such provision. Each provision of this Agreement shall be construed as if such provision had been proposed and drafted or caused to be drafted by all Parties hereto.

33. **Limitation of Liability**. The Parties agree that in no event shall Purchaser's total liability to Merchant and any Principal, regardless of the cause of action or character or type of damages sought, exceed the Amount Sold less the Purchase Price.

* * * * * *

Please initial here on behalf of Merchant: X GG

EACH PARTY ACKNOWLEDGES THAT THEY HAVE READ, AGREE AND UNDERSTAND THE AGREEMENT AND SHALL BE OBLIGATED UPON EXECUTION OF THE AGREEMENT TO ALL OF THE FOREGOING TERMS AND CONDITIONS INCLUDING SECTION 13 ARBITRATION OF DISPUTES AND CLAIMS, SECTION 14 COVENANT NOT TO SUE, SECTION 24 WAIVER OF JURY TRIAL, SECTION 25 WAIVER OF PUNITIVE DAMAGES AND SECTION 26 WAIVER OF CLASS ACTION AND OTHER ADDITIONAL TERMS SET FORTH ON PAGES 1-7 HEREIN AND THE AUTHORIZATION AGREEMENT FOR DIRECT DEPOSITS (ACH CREDITS) AND DIRECT PAYMENTS (ACH DEBITS) AND ANY OTHER EXHIBITS, ADDENDUMS OR SCHEDULES THAT MAY BE ADDED OR ATTACHED HERETO. The person executing this Agreement on behalf of Merchant warrants and represents that he/she is authorized to bind Merchant to all of the terms and conditions set forth in this Agreement and that all of the information provided herein is true and accurate in all respects. Purchaser's payment of the Purchase Price shall be deemed Purchaser's acceptance of this Agreement, notwithstanding Purchaser's failure to sign this Agreement.

ANY MISREPRESENTATION MADE BY MERCHANT OR ANY PRINCIPAL IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE FRAUD OR INTENTIONAL MISREPRESENTATION.

Emerge Funding Inc.

Signature: ____________________

Name: ____________________

Title: ____________________

Date: ____________________

Merchant (Business)

Signature: X DocuSigned by: Gary Grieco F75524B7A032478...

Name: Gary J Grieco

Title: Owner

Date: 2/1/2021

Principal 1 (individually)

Signature: X DocuSigned by: Gary Grieco F75524B7A032478...

Name: Gary J Grieco

Date: 2/1/2021

Principal 2 (individually)

Signature: X ____________________

Name: ____________________

Date: ____________________

Emerge Funding Inc.

AUTHORIZATION AGREEMENT FOR DIRECT DEPOSITS (ACH CREDITS) AND DIRECT PAYMENTS (ACH DEBITS)

This Authorization Agreement for Direct Deposits (ACH Credits) and Direct Payments (ACH Debits) is part of (and incorporated by reference into) the Future Receipts Sale Agreement (the "Agreement"). Merchant should keep this important legal document for Merchant's records.

DISBURSMENT OF PURCHASE PRICE AND OTHER AMOUNTS OWED TO MERCHANT. By signing below, Merchant authorizes Purchaser to disburse (i) the Purchase Price set forth in the Agreement less the amount of any applicable fees upon Purchaser's approval by initiating an ACH credit to the checking account identified below (or a substitute checking account Merchant later identifies and is acceptable to Purchaser) (hereinafter referred to as the "Approved Account") and (ii) any Monthly Reconciliation and other amounts that Merchant may become entitled to under the Agreement by initiating one or more ACH credits to the Approved Account. This authorization is to remain in full force and effect until Purchaser has received written notification from Merchant of its termination in such time and in such manner as to afford Purchaser and Merchant's depository bank a reasonable opportunity to act on it.

DAILY ACH COLLECTIONS. By signing below, Merchant enrolls in Purchaser's Automatic Collection Program and authorizes Purchaser to collect each Business Day the Daily Amount of Future Receipts by initiating Ach debits to the Approved Account in accordance with the terms of the Future Receipts Sale Agreement. Merchant authorizes Purchaser to increase the amount of any Ach debit or assess multiple Ach debits to collect the amount of (i) any previous Ach debit that was dishonored or returned unpaid for any reason and (ii) any fees, damages, or other amounts that Merchant owes Purchaser pursuant to the Future Receipts Sale Agreement. Merchant understands that the foregoing Ach authorization is a fundamental condition to induce Purchaser to accept the Agreement. Consequently, such authorization is intended to be irrevocable by Merchant. In the event that Merchant terminates the Ach authorization, Purchaser, in its sole discretion, may deem such termination to be a breach of the Agreement. Purchaser may suspend or terminate Merchant's enrollment in the Automatic Collection Program and the initiation of daily Ach debits to the Approved Account if Merchant fails to keep the Approved Account in good standing or if there are insufficient funds in the Approved Account to process any authorized Ach debit. If Purchaser's enrollment in the Automatic Collection Program is terminated or suspended, Merchant agrees to deliver to Purchaser funds arising from Future Receipts in accordance with the terms of the Agreement.

BUSINESS PURPOSE ACCOUNT. By signing below, Merchant attests that the Approved Account was established for business purposes and not primarily for personal, family or household purposes.

ACCOUNT CHANGES. Merchant agrees to notify Purchaser promptly if there are any changes to the account and routing numbers of the Approved Account.

MISCELLANEOUS. Purchaser is not responsible for any fees charged by Merchant's bank as the result of credits or debits initiated under this Agreement. The origination of Ach transactions to Merchant's bank accounts, including, but not limited to, the Approved Account, must comply with the provisions of U.S. law.

Depository Name: Bank Of America

City / State / Zip: Little River SC

Business Name: Paradigm Convergence Technologies Corporation

Bank: Authorization for all accounts listed below
Routing# 053904483 Account# 223019631360 # 518006472153 # 518006666147

Signature: X DocuSigned by: Gary Grieco F75524B7A032478...

Title: Owner

Name: Gary J Grieco

Date: 2/1/2021

Emerge Funding Inc.

ADDENDUM TO FUTURE RECEIPTS SALE AGREEMENT

The following addendum ("Addendum") modifies the Future Receipts Sale Agreement ("Agreement") between Emerge Funding Inc. ("Purchaser") and Paradigm Convergence Technologies Corporation. ("Merchant"). All capitalized terms not defined in this Addendum will have the meanings set forth in the Agreement. Except as expressly modified below, the Agreement will continue in full force and effect.

The following Section 34 is added to the Agreement:

34. AUTHORIZATION AND ASSIGNABILITY OF FUTURE RECEIPTS; INDEMNIFICATION FOR CLAIMS BROUGHT BY THIRD PARTIES. Merchant, and each Principal represent, warrant and covenant that (i) Merchant and each Principal have full power and authority to enter into and perform their obligations under this Agreement, all of which have been duly authorized by all necessary and proper action, (ii) the Amount Sold of Future Receipts that Merchant sold to Purchaser was freely assignable by Merchant, (iii) this Agreement does not violate the terms of any other agreement to which Merchant or any Principal is subject and (iv) there is no restriction or limitation on Merchant (as may be contained in its organizational documents, any agreement that Merchant has with any third party or otherwise) that would prevent Merchant from entering into this Agreement or satisfying Merchant's obligations under this Agreement. Merchant and each Principal, jointly and severally, shall assume liability for and do hereby agree to indemnify, protect, save and keep harmless Purchaser and its agents and servants, from and against any and all liabilities, Claims, losses, obligations, damages, penalties, actions, and suits of whatsoever kind and nature imposed on, incurred by or asserted against Purchaser or its agents and servants, in any way relating to or growing out of any claim by any third party that this Agreement violates the terms of any other agreement to which Merchant or any Principal is subject.

IN WITNESS WHEREOF, Purchaser and Merchant have caused this Addendum to be executed by their respective duly authorized representatives and each Principal has caused this Addendum to be executed as of the date(s) shown below.

Emerge Funding Inc.

Signature: ____________________

Name: ____________________

Title: ____________________

Date: ____________________

Merchant (Business)

Signature: DocuSigned by: Gary Grieco F75524B7A032478...

Name: Gary J Grieco

Title: Owner

Date: 2/1/2021

Principal 1 (individually)

Signature: DocuSigned by: Gary Grieco F75524B7A032478...

Name: Gary J Grieco

Date: 2/1/2021

Principal 2 (individually)

Signature: ____________________

Name: ____________________

Date: ____________________

Emerge Funding Inc.

FUTURE RECEIPTS SALE AGREEMENT ADDENDUM

VIA FAX / EMAIL

RE: Emerge Funding / Repurchase Option

We refer to the Future Receipts Sale Agreement dated (as amended from time to time, the "Agreement") between Paradigm Convergence Technologies Corporation dba PCT Corp. ("Merchant") and Emerge Funding Inc. ("Purchaser" or "Emerge Funding "). Capitalized terms used and not defined in this letter have the meanings as used in the Agreement.

Pursuant to the Agreement, Emerge Funding has agreed to pay Merchant the amount of the "Purchase Price" (as set forth in the Agreement) in exchange for the "Amount Sold" (as set forth in the Agreement) of Merchant's Future Receipts. The parties desire to add the following terms to the Agreement:

Merchant and Emerge Funding hereby agree that notwithstanding anything to the contrary in the Agreement, Merchant may (but is not obligated) to repurchase that portion of the Amount Sold of Future Receipts that Emerge Funding has not yet collected ("Uncollected Future Receipts") by paying Emerge Funding the repurchase price on or before the corresponding optional repurchase date as set forth in the repurchase option schedule below.

If any of the following events occur, the repurchase option schedule set forth above will no longer be valid, but Merchant still may repurchase the Uncollected Future Receipts by paying Emerge Funding a repurchase price that equals the Uncollected Amount Sold as provided in Section 20 of the Agreement:

- Merchant receives financing for Merchant's business from a person other than Purchaser, including, but not limited to, any bank, finance company or other receivables purchaser (each a "Competitive Organization"), before Emerge Funding collects the entire Amount Sold;

- Any person other than Merchant or any Principal, including, but not limited to, any Competitive Organization, attempts to pay Emerge Funding the repurchase price on behalf of Merchant or from any bank account that does not identify the Merchant or any Principal as the primary account holder; or

- Merchant breaches the Agreement in any manner, including, without limitation, by (i) being subject to at least four Returned Item Fees, (ii) putting a block on the Approved Account or otherwise preventing Emerge Funding from accessing the Approved Account as permitted by the Agreement, (iii) not depositing all funds arising from Future Receipts into the Approved Account and maintaining such funds in the Approved Account during the time period required by the Agreement, (iv) not delivering funds arising from Future Receipts to Emerge Funding in accordance with the terms of the Agreement if Merchant's enrollment in the Automatic Collection Program is terminated or suspended, (v) selling the Future Receipts to a third party, (vi) materially changing the nature of Merchant's business from that originally disclosed to Emerge Funding in connection with the Agreement, (vii) not conducting Merchant's business substantially in accordance with past practice without prior notice to Emerge Funding ; (viii) conducting business under any name other than that disclosed in the Agreement or changing business locations or, except in the ordinary course of business, the location of any assets of the business without the prior written consent of Emerge Funding , (ix) selling any substantial part of Merchant's business or fixed assets or any property or other assets necessary for the continuance of Merchant's business in any manner prohibited by the Agreement, (x) committing fraud in connection with the Agreement or (xi) failing to provide Emerge Funding with any business records upon request in accordance with the Agreement.

Merchant may repurchase the Amount Sold of Future Receipts by mailing or delivering a check in the amount of the repurchase price to Emerge Funding or, if offered, transferring funds in the amount of the repurchase price to Emerge Funding by any pay-by-phone or on-line service that Emerge Funding may make available from time to time. If Merchant elects to send a check in the amount of the repurchase price by postal mail, then Merchant agrees to send the check to Emerge Funding's address as provided for in Section 8 of the Agreement. Any payment of the repurchase price must be in good funds in U.S. dollars.

Except as modified by this letter, the Agreement remains in full force and effect. Merchant agrees to execute any documents and/or agreements in order to implement the provisions of this letter.

This letter may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Executed signature pages transmitted by facsimile or other means of electronic delivery shall be legally valid and binding against the parties.

By executing this letter at the appropriate place below, Merchant and Emerge Funding acknowledge and agree to the terms and conditions of this letter.

Emerge Funding Inc.		**Merchant (Business)**	
Signature		Signature X	DocuSigned by: Gary Grieco F75524B7A032478...
Name		Name	Gary J Grieco
Title		Title	Owner
Date		Date	2/1/2021

Addendum to Payment Rights Purchase and Sale Agreement

PAYOFF OF EXISTING ADVANCE

As part of the conditions of this purchase of future payment rights, it is required that the current balance of the advance owed to Emerge Funding Inc., be paid off entirely.

In the event the current advance has pending payments, once those payments clear they shall be applied to the Purchased Amount of the new advance as a lump sum

The proceeds will be as follows: Purchase Price	$140,000.00
Paid directly to Emerge Funding Inc.	$35,993.65
Origination Fee	$1,995.00
Wire Transfer Fee	waived
ACH Program Fee	waived
Net Proceeds to Seller	$102,011.35

Business Name: PCT Corp/ Paradigm Convergence Technologies

Owner's Printed Name: Gary J. Grieco

Owner's Signature: DocuSigned by: Gary Grieco F75524B7A032478...

Date: 2/1/2021